Exhibit 10.10

Execution Version

SIXTH AMENDING AGREEMENT made as of October 31, 2023

BETWEEN:	LeddarTech Inc. (as “Borrower”)
AND:	Fédération des Caisses Desjardins du Québec (as “Lender”)

RECITALS

A.          The Lender has addressed an amended and restated financing offer dated April 5, 2023 to the Borrower which has been accepted by the Borrower (as amended by a first amending agreement dated as of May 1, 2023, a second amending agreement dated as of May 31, 2023, a third amending agreement dated as of September 29, 2023, a fourth amending agreement dated as of October 13, 2023 and a fifth amending agreement dated as of October 20, 2023, the “Financing Offer”).

B.          The Borrower and the Lender wish to amend the Financing Offer as follows to modify the pricing of the Term Loan – Segment “D”, modify the Available Cash covenant, provide for the delivery of a weekly 10-Week Cash Flow Projection, amend certain affirmative covenants and to make other consequential changes.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.           Interpretation

1.1         Capitalized terms used herein and defined in the Financing Offer have the meanings assigned to them in the Financing Offer unless otherwise defined herein.

1.2         Other than as specifically provided herein, this Agreement shall not operate as a waiver of any right, power or privilege of the Lender and, except as amended hereby, all provisions of the Financing Offer will remain in full force and effect.

2.           Amendments to the Financing Offer

2.1         Section 3.4.1 of the Financing Offer is deleted and replaced with the following section:

“3.4.1 Interest must be paid on a monthly basis, it being understood that (i) the interest payment to be made for the month of September 2023 originally due on October 5, 2023, which has been postponed to October 30, 2023, will be further postponed to November 6, 2023 and (ii) the interest payment to be made for the month of October 2023 originally due on November 6, 2023 will be postponed to December 5, 2023, and with the interest payment dates for each subsequent month to be made on the fifth day of each month.”

2.2         Section 3.4.3 of the Financing Offer is amended as follows (changes underlined and struck-though):

“3.4.3 On the second Business Day following the receipt of net cash proceeds of any issue of equity by the Borrower or the Guarantors (other than with respect to the Guarantors an issue to the Borrower or another Guarantor) the Borrower must give notice thereof to Desjardins and use such net cash proceeds to make a repayment on the outstanding loans under first the Temporary Bridge Loan – Segment “E”, until paid in full, and second the Term Loan – Segment “D”, until paid in full, subject to the following (i) any cumulative net equity amount (including from the SPAC Offering, but excluding, for the avoidance of doubt, any funds of Prospector Capital Corp. remaining in its trust account as of the DE-SPAC Date) raised up to the first ~~US$43,000,000~~ US$44,000,000 in the aggregate will not be subject to any mandatory repayment under this Section 3.4.3 and (ii) any cumulative net equity amount (including from the SPAC Offering, but excluding, for the avoidance of doubt, any funds of Prospector Capital Corp. remaining in its trust account as of the DE-SPAC Date) raised in excess of the first ~~US$43,000,000~~ US$44,000,000 in the aggregate will be subject to a mandatory repayment under this Section

3.4.3. in an amount equal to only ~~25%~~ 10% of all such amounts raised in excess of said first ~~US$43,000,000~~ US$44,000,000 raised, except that in the case of any cumulative net equity amount raised by way of equity line of credit (commonly known as ELOC) or analogous instruments, the mandatory repayment of 10% under this Section 3.4.3 will only be applicable on all such amounts raised in excess of twice the amount of repayment made under Section 3.4.5.”

2.3         Section 3.4.5 of the Financing Offer is amended as follows (changes underlined and struck-though):

“3.4.5 On the DE-SPAC Date, the Borrower must make a repayment on the outstanding loans under the Term Loan – Segment “D” then outstanding in an amount corresponding to 100% of the net cash or cash equivalents which are in excess of ~~US$15,000,000~~ US$17,000,000 which then forms part of the cash remaining in the trust account established by Prospector Capital Corp. that will become cash of the Borrower upon the completion of the SPAC Reorganization (for greater certainty, excluding any net cash proceeds from the SPAC Offering).”

2.4         Section 5.1.1 of the Financing Offer is amended by the replacement of the existing interest table by the following interest table:

Segment	CA Prime Rate(1)	US Base Rate(2)
Term Loan – Segment “D”	+4.00%	+4.00%

____________

(1)    For guidance, as of this date, the CA Prime Rate is 7.20% per annum, as same may be modified from time to time as advised by Desjardins.

(2)    For guidance, as of this date, the US Base Rate is 9.00% per annum, as same may be modified from time to time as advised by Desjardins.

2.5         Section 6.1 of the Financing Offer is amended by the addition of a new paragraph as follows:

“The Borrower must pay to Desjardins an amendment fee of $100,000, which amendment fee is earned on October 31, 2023 but shall be payable on the earlier of (i) the date on which a default occurs and is continuing pursuant to Article 5 of Appendix A to the Financing Offer and (ii) the disbursement of the Tranche B of the SPAC Offering. Such fee is not reimbursable whatever the circumstances. This fee is in addition to all other fees payable by the Borrower.”

2.6         Section 7.1.2 of the Financing Offer is amended as follows (changes underlined and struck-though):

“7.1.2        For the purposes of calculating its financial commitments, the Borrower must refer to the following definitions and calculation methods:

Available Cash The Borrower must maintain Available Cash in an amount equal to or greater than as provided below for the following dates:

(i)      $1,500,000 at all times from the date of the disbursement of the Tranche A of the SPAC Offering until ~~the DE-SPAC Date~~ October 31, 2023;

(ii)     NIL after October 31, 2023 until the DE-SPAC Date;

(iii)    ~~$10,000,000~~ $5,000,000 at all times after the DE-SPAC Date ~~until October 31, 2024~~;

(iv)     ~~$7,500,000 at all times from November 1s~~t~~, 2024 until December 31, 2024;~~

(v)      ~~$5,000,000 at all times from January 1s~~t~~, 2025 until September 30, 2025; and~~

(vi)     ~~$3,500,000 at all times thereafter.~~

For the purposes of this Section 7.1, “Available Cash” means the sum of the unencumbered cash balance deposited in bank accounts of the Borrower, subject to complying with Section 7.4.2.”

2.7         Section 7.2.2 of the Financing Offer is amended as follows (changes underlined and struck-though):

“7.2.2        The Borrower undertakes to give Desjardins the following documents and information within thirty (30) days after the end of each calendar month, except that for the last month of any financial quarter, such documents and information must be given to Desjardins within forty (45) days after the end of such calendar month:

a)        its house interim financial statements of the Borrower on a consolidated basis, together with management’s discussion and analysis report, which report should include, among other things, the progress in the development of the softwares of the Borrower and its Subsidiaries, ~~and~~ the progress in the negotiations of the contracts that will generate revenues and the progress in the equity and investment raise process; and

b)        a certificate by an officer of the Borrower according to the requirements of Desjardins confirming the compliance of its commitments and obligations, including, without being limited to, its financial commitments, and supporting calculations, substantially in the form of Appendix “C”.”

2.8         Section 7.2.4 of the Financing Offer is amended as follows (changes underlined and struck-through):

“7.2.4        From October 31, 2023 until the disbursement of the Tranche B of the SPAC Offering ~~Until de reimbursement of the Temporary Bridge Loan – Segment “E”~~, the Borrower undertakes (i) to give Desjardins and Desjardins’ Financial Advisor on Tuesday of each week an updated 10-week cash flow projection (the “10-Week Cash Flow Projection”) indicating the actual receipts and disbursements for the preceding week, as well as previous periods of one week, in comparison to the budgeted amounts in the initial 10-Week Cash Flow Projection, such initial 10-Week Cash Flow Projection which is attached hereto as Appendix “E”, and (ii) to continue to collaborate with and provide to Desjardins and Desjardins’ Financial Advisor information in connection with the finances and operations of the Borrower and the Guarantors, including with respect to the status of the SPAC Offering, and to provide the information requested by Desjardins, Desjardins’ legal counsel or Desjardins’ Financial Advisor, and to cause the Borrower’s advisors to do the same, being understood that FTI Consulting, Inc. has been appointed by the Borrower as its financial advisor.”

2.9         Section 7.4.5 of the Financing Offer is amended as follows (changes underlined and struck-though):

“7.4.5        From October 31, 2023 until the disbursement of the Tranche B of the SPAC Offering ~~the Effective Date and up and until the entire reimbursement of the Temporary Bridge Loan – Segment “E”~~, there must be no unfavorable variance greater than 10% between the actual 10-Week Cash Flow Projection and the initial 10-Week Cash Flow Projection which is attached hereto as Appendix “E” ~~provided prior to the date of this agreement~~ (such variance to be greater than US$100,000).

2.10       Section 7.4.9 of the Financing Offer is amended as follows (changes underlined and struck-though):

“7.4.9        The Borrower undertakes to secure a minimum of ~~US$43,000,000~~ US$44,000,000 of second rank secured convertible debt (the “SPAC Offering”) to be disbursed in ~~two~~ three tranches as follows:

a)the first tranche of the SPAC Offering (“Tranche A of the SPAC Offering”) must (i) be for an amount ~~representing at least 50% of the aggregate amount of SPAC Offering (i.e. US$21,500,000)~~ equal to at least US$21,500,000, (ii) be funded into the Borrower, (iii) bear interest at a maximum rate of 12% per annum (with non-cash payment of interest in-kind or through capitalization), (iv) be funded by no later than June 12, 2023, and (v) be made concurrently with the execution of the documentation relating to the SPAC Offering;

b)        the second tranche of the SPAC Offering (“Tranche B1 of the SPAC Offering”) must (i) be for an amount representing at least US$4,000,000, (ii) be funded into the Borrower, (iii) bear interest at a maximum rate of 12% per annum (with non-cash payment of interest in-kind or through capitalization), (iv) be funded by no later than October 31, 2023, and (v) be made concurrently with the execution of the documentation relating to the SPAC Offering;

c)        the ~~second~~ third tranche of the SPAC Offering (“Tranche B of the SPAC Offering”) must (i) be for the remaining portion of the capital of the SPAC Offering, (ii) be funded into ~~Amalco~~ the Borrower prior to the completion of the SPAC Reorganization, (iii) bear interest at a maximum rate of 12% per annum (with non-cash payment of interest in-kind or through capitalization) and (iv) be funded (a) by no later than December ~~1s~~t 8, 2023 or (b) by no later than December 1st, 2023 if the coverage of the directors and officers (D&O) insurance relating to the Borrower has not been extended to December 8, 2023 prior to or on December 1st, 2023.”

2.11       A new Section 7.4.13 is added immediately after Section 7.4.12 of the Financing Offer as follows:

“7.4.13        The Borrower shall issue to Desjardins, prior to the DE-SPAC Date, and deliver a certificate representing same in a form acceptable to Desjardins, that number of common share purchase warrants which are exercisable for a period of 5 years from the DE-SPAC Date at an exercise price of 0.01$ per warrant and which will allow Desjardins to purchase 250,000 common shares of the entity resulting from the SPAC Reorganization following the exercise of such common share purchase warrants and the SPAC Reorganization, provided that (i) all such common share purchase warrants or the underlying shares shall be subject to resale restrictions during the first four calendar months following the DE-SPAC Date, (ii) 2/3 of all such common share purchase warrants or the underlying shares shall be subject to resale restrictions during the first eight calendar months following the DE-SPAC Date, and (iii) 1/3 of all such common share purchase warrants or the underlying shares shall subject to resale restrictions until the twelfth calendar month following the DE-SPAC Date.”

2.12       Section 1.16 of Appendix “A” of the Financing Offer is amended as follows (changes underlined and struck-though):

“1.16 Liquidity Event: means (i) a change of Control of the Borrower, (ii) a sale of all or substantially all of the assets of the Borrower or the grant of an exclusive licence (save to a Subsidiary of the Borrower in the normal course of business) of substantial all of the intellectual property of the Borrower and of its Subsidiaries, (iii) the occurrence of a Default, (iv) if the Term Loan is not repaid prior to or on the date which is 30 months after the earlier of (a) July 31, 2023 and (b) the DE-SPAC Date, (v) Tranche A of the SPAC Offering has not been funded on or prior to June 12, 2023 under the conditions of Section 7.4.9a), (vi) Tranche B1 of the SPAC Offering has not been funded on or prior to October 31, 2023 or ~~(vi)~~ (vii) Tranche B of the SPAC Offering has not been funded (a) on or prior to ~~October 27~~ December 8, 2023, or (b) on or prior to December 1st, 2023 if the coverage of the directors and officers (D&O) insurance relating to the Borrower has not been extended to December 8, 2023 prior to or on December 1st, 2023, in both case under the conditions of Section 7.4.9~~b)~~c).”

2.13       Appendix “E” of the Financing Offer is hereby replaced with Appendix “E” to this Agreement.

3.           Effectiveness and Conditions Precedent

This Agreement will become effective on the date that the Lender notifies the Lender that the following conditions precedent have been fulfilled:

3.1    completion by Desjardins of satisfactory legal, financial and operational due diligence with respect to the business and the prospects of the Borrower and its Subsidiaries;

3.2    Desjardins must have received each of the following documents, in form and substance acceptable to it:

a)      an executed copy of this Agreement by all parties has been received by the Lender;

b)      a confirmation of the investors under the Tranche B1 of the SPAC Offering for a minimum US$4,000,000;

c)      the latest 10-Week Cash Flow Projection;

d)      an updated Appendix “D” – Share Capital of the Borrower;

e)      the financial projections up to 12/31/2025 for the Borrower giving effect to the proposed structure of the SPAC Offering;

3.3    no Default exists;

3.4    all fees and expenses owing by the Borrower to the Lender and its legal counsel and the Desjardins’ Financial Advisor due on the date of this Agreement shall have been paid and the Lender is authorized to debit the Borrower’s account and proceed to the payment of such fees and expenses.

4.           Representations and Warranties

All of the representations and warranties contained in Article 2 of the Appendix A to the Financing Offer are true and correct on and as of the date hereof as though made on and as of the date hereof, except that, to the extent such representations and warranties relate to a specifically identified earlier date they shall be true and correct as of such earlier date.

5.           Default

No Default has occurred and is continuing on the date hereof, except as otherwise waived.

6.           Cost and Expenses

The Borrower agrees to pay on demand all reasonable costs and expenses of the Lender in connection with the preparation, execution, delivery and implementation and administration of this Agreement including the reasonable fees and expenses of counsel for the Lender.

7.           Counterparts

This Agreement may be executed in any number of counterparts, all of which taken together constitute one and the same instrument. A party may execute this Agreement by signing any counterpart. Delivery by any party or other signatory of an executed counterpart of this Agreement by facsimile or electronic mail or in PDF format, or using any electronic signature, shall be equally effective as delivery of an original executed counterpart of this Agreement.

8.           Governing Law

This Agreement is governed by and construed in accordance with laws of the Province of Quebec and the laws of Canada applicable therein.

[Signature pages follow]

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed as of the date and year first above written.

Fédération des Caisses Desjardins du Québec, as Lender
Per:
Jocelyn Larouche, Director – National Accounts, Western Quebec
Per:
Alexandre Chapdelaine, Managing Director and Market Lead – National Accounts, Western Quebec
LeddarTech inc., as Borrower
Per:

[Sixth Amendment – LeddarTech Inc.]

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed as of the date and year first above written.

Fédération des Caisses Desjardins du Québec, as Lender
Per:
Per:
LeddarTech inc., as Borrower
Per:

[Sixth Amendment – LeddarTech Inc.]